Exhibit 99.1

Maxwell Resources

Maxwell Resources clarifies that it has not approved or endorsed certain articles and reports disseminated touting the Company's mineral assets and predicting significant returns to investors.

January 6, 2013 New York, New York - Maxwell Resources, Inc.  (www.MaxwellRe.com)

The Company has been made aware of certain articles and reports posted on different websites and/or via mail recommending the purchase of the Company's stock. Many of these reports tout the Company's mineral assets and predict significant returns to investors. The Company has not paid for, approved or endorsed any such reports. The Company has not authorized the preparation or release of any report touting, recommending or promoting the purchase of the Company's stock. Investors can refer to the Company's reports filed with the SEC and press releases disseminated by the Company for information on the Company.

About Maxwell Resources

Maxwell Resources, Inc. (Symbol: MAXE) owns mineral rights (fee simple) for more than 170,000 acres in the Raton Basin in northern New Mexico's Colfax County. The company will prove up gold and coal, with the goal of pinpointing the sites that will deliver the largest return on investment.

Forward-Looking Statements

Statements made in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated. Potential risks and uncertainties include among others, our inability to raise additional capital, planned exploration or maintain property rights; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for planned production, exploration and other activities, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity price. Additional information on these and other factors, including Risk Factors, which could affect the Company's results, is included in its Securities and Exchange Commission ("SEC") filings. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Maxwell Resources, Inc. Contact:

Phillip Dias
President/CEO
702-706-5576
www.MaxwellRe.com